UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2026

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-3034	41-0448030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

(612) 330-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value per share	XEL	Nasdaq Stock Market LLC
6.25% Junior Subordinated Notes due 2085	XELLL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On November 5, 2026, Xcel Energy Inc. (“Xcel Energy”) issued $2,500,000,000 aggregate principal amount of its 2.625% Convertible Senior Notes due 2027 (the “notes”) pursuant to an Indenture (the “Indenture”), dated as of November 5, 2026, between Xcel Energy and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The notes were sold under a Purchase Agreement (the “Purchase Agreement”), dated November 2, 2026, among Xcel Energy and J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers named therein (the “Initial Purchasers”). The $2,500,000,000 aggregate principal amount of the notes issued included $300,000,000 aggregate principal amount of the notes issued upon exercise by the Initial Purchasers in full of their option to purchase up to $300,000,000 aggregate principal amount of additional notes under the Purchase Agreement.

The notes will bear interest at a rate of 2.625% per year, payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2027. The notes will mature on December 15, 2027, unless earlier repurchased or converted. Xcel Energy may not redeem the notes prior to the maturity date. No “sinking fund” is provided for the notes, which means that Xcel Energy is not required to redeem or retire the notes periodically.

The notes are Xcel Energy’s senior unsecured obligations and rank senior in right of payment to any of Xcel Energy’s indebtedness that is expressly subordinated in right of payment to the notes, equal in right of payment to any of Xcel Energy’s unsecured indebtedness that is not so subordinated, effectively junior in right of payment to any of Xcel Energy’s secured indebtedness it may incur in the future to the extent of the value of the assets securing such future secured indebtedness, and structurally junior to all indebtedness and other liabilities (including preferred stock and trade payables but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with generally accepted accounting principles) of Xcel Energy’s existing and future subsidiaries.

Holders may convert all or any portion of their notes, in integral multiples of $1,000 principal amount, at their option only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on December 31, 2026 (and only during such calendar quarter), if the last reported sale price of Xcel Energy’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price of the notes on each applicable trading day;

•

during the five consecutive business day period immediately after any ten consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of notes, as determined following a request by a holder of the notes, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the common stock and the conversion rate of the notes on each such trading day;

•	upon the occurrence of specified corporate events; or

•	at any time from, and including, September 15, 2027 until the close of business on the second scheduled trading day immediately preceding the maturity date of the notes.

The conversion rate for the notes is initially 11.4596 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $87.26 per share of common stock). The conversion rate for the notes is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date of the notes, Xcel Energy will, in certain circumstances, increase the conversion rate of the notes for a holder who elects to convert its notes in connection with such a corporate event.

Xcel Energy will settle conversions of the notes by paying cash up to the aggregate principal amount of the notes to be converted and paying or delivering, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at Xcel Energy’s election, in respect of the remainder, if any, of Xcel Energy’s conversion obligation in excess of the aggregate principal amount of the notes being converted.

Upon the occurrence of a Fundamental Change (as defined in the Indenture), other than an Exempted Fundamental Change (as defined in the Indenture), holders may require Xcel Energy to repurchase for cash all or a portion of their notes at a price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (as defined in the Indenture).

If an Event of Default (as defined in the Indenture) occurs and is continuing with respect to the notes, then the Trustee or the holders of at least a majority in aggregate principal amount of the outstanding notes may declare 100% of the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable immediately. In the case of certain events of bankruptcy, insolvency or reorganization involving Xcel Energy, 100% of the principal of and accrued and unpaid interest, if any, on the notes will automatically become due and payable.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Xcel Energy offered and sold the notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Xcel Energy relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The shares of common stock issuable upon conversion of the notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Xcel Energy expects any shares of common stock issued upon conversion of the notes to be issued pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. Initially, a maximum of 31,513,750 shares of common stock may be issued upon conversion of the notes based on the initial maximum conversion rate of 12.6055 shares of common stock per $1,000 principal amount of notes, subject to anti-dilution adjustments.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

4.01	Indenture, dated as of November 5, 2026, by and between Xcel Energy Inc. and U.S. Bank Trust Company, National Association, as trustee, creating $2,500,000,000 aggregate principal amount of 2.625% Convertible Senior Notes due 2027.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota corporation)

By:	/s/ Todd A. Wehner
Name:	Todd A. Wehner
Title:	Vice President, Treasurer

Date: November 5, 2026